Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (file No. 333-253602) and Form F-3 (File No. 333-250026) of our report dated October 13, 2021, relating to the consolidated financial statements of Fujian Shennong Jiagu Development Co., Ltd. for the year ended March 31, 2021 appearing in this Form 6-K of Happiness Biotech Group Limited filed on October 25, 2021.

/s/ Beijing Huahao Certified Public Accountants General Partnership

Beijing, China

October 25, 2021